Exhibit 10.12

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is by and between Carter Reed, an individual residing in Covina, California (the “Executive”), and Newport Coach Works, Inc., a corporation organized under the laws of the California (“NCI” or the “Company”), effective the [___] day of October, 2012, the date the Services (as defined below) were first provided by Executive (the “Effective Date).

WHEREAS, Executive has significant experience in the automotive industry, and business management; and,

WHEREAS, the Company wishes to employ Executive as its Chief Executive Officer (“CEO”).  The duties of the Executive, among others, shall include the performance of all of the duties typical of the office held, those described in the bylaws of the Company, and such other duties and projects as may be assigned by the Company, GACR’s executive officers, or the Board of Directors, more fully described below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.

Engagement

The Company hereby engages Executive to provide his services its full time CEO. In this role he will work to lead the development of the NCI business through the profitable manufacturing and sale of internal combustion engine based buses, limousines and related transport products, and the creation, introduction and profitable sale of a range of electric buses, limousines and related transport products; create a management team for NCI; participation in all efforts to develop the business within the GACR group, and the overall goal to increase the value of the Company and consequently the Company’s parent company (“GACR”) and assist GACR in listing on the AMEX or NASDAQ within 3 years.  Executive's duties may be reasonably modified by the parties from time to time. Executive shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company.

2.

Compensation

Compensation to Executive for the Services provided pursuant to this Agreement shall consist of the following:

A.

Monthly Compensation.  As compensation for the Services, the Company will provide remuneration of $15,000 per month.

B.

Bonus. In addition to the monthly compensation, the Company will pay Executive $700 per vehicle manufactured and sold by NCI, which remuneration will be paid by the Company to Executive no later than the 15th day of the month following the month the Company receives full payment for the applicable bus.

C.

 Acquisition Bonus.  In the event GACR either sells NCI in an equity sale or sells substantially all of the assets of NCI in an asset sale in a stand alone transaction (one that does not involve the sale of GACR) to a third party, and if the purchase price GACR receives for NCI in the transaction exceeds the value of the shares of GACR common stock that Executive and the other shareholders of NCI received under that certain Acquisition and Stock Exchange Agreement (the “Acquisition Agreement”) by and between GACR, NCI and NCI’s shareholders dated of even date hereof (such value shall be deemed to be the “Share Value Amount,” as defined herein), then Executive will receive a cash bonus equal to 50% of the total purchase price GACR receives for NCI (or its assets) minus the Share Value Amount.  The Share Value Amount shall be $0.35, multiplied by the total number of shares of GACR common stock the NCI shareholders have received under the Acquisition Agreement (up to 27,000,000 shares).  In order to receive the Acquisition Bonus Executive must have been employed by Employer within one year of the date NCI or its assets are sold by GACR to a third party.

3.

Term of Engagement.

This Agreement shall have an initial term of one (1) year (the “Term of Services”) and, at the end of this period will automatically be renewed for a further one (1) year period which will roll over each year thereafter.  Notwithstanding this Term of Services, this Agreement may be terminated pursuant to Section 9, below (the “Service Termination Date”).

4.

Time Obligation

Executive shall devote not less than Thirty Five (35) hours per week, as the Company and GACR deem necessary, from day-to-day or week-to-week, excluding attending properly noticed meetings of the Company’s Board of Directors or its committees.  The Company shall pay or timely reimburse Executive for any and all expenses of travel, lodging and other costs related to such Board and Board committee meetings or any other travel by Executive as directed by the Company or its respective Board of Directors.  All international travel requires pre-authorization by a Board member or an executive of GACR, which shall be granted on the same terms as though he were a Board Member.

5.

Indemnification

Executive shall not be liable to the Company or any of its shareholders, and the Company shall indemnify and hold Executive harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by him, and to pay related attorney’s fees incurred by Executive by reason of or resulting from any investigation, inquiry, subpoena, action, or other legal process or proceeding, threatened or filed against Executive or the Company relating in any way to any action by Executive, or omission, in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act undertaken by the Company as a result of advice provided by Executive (“Indemnification”). This covenant is provided by the Company as an inducement for Executive to enter into this Agreement. Excluded from Indemnification under this Agreement are actions, litigation or otherwise, brought against the Executive the basis of which is the Executive’s willful acts or omissions or breach of the Executive’s fiduciary duty or fraud, or such other action that may be against public policy for the Company to waive, release or indemnify against.

6.

Costs and Expenses

All third party and out-of-pocket expenses incurred by Executive in the performance of the Services shall be paid by the Company, or if paid by Executive on behalf of the Company then reimbursed by the Company. Reimbursement of costs and expenses shall be made within ten (10) days of receipt by the Company of Executive’s written request for reimbursement; provided, however, that a GACR executive officer must approve in advance all such expenses in the aggregate in excess of $500 in any one (1) month. All expenses claims must follow the Company’s policies and procedures for Expenses a copy of which has been provided to the Executive.

7.

Place of Services

Unless otherwise mutually agreed by Executive and the Company, the Services provided by Executive hereunder will be performed at the offices of the Company in Southern California or its respective subsidiary, or, at such other location as may be required, in the Company’s sole discretion, to perform the Services.

8.

Termination

This Agreement will terminate as described in Section 3, above, or upon the earlier of (a) receipt by Executive of written notice by the Company to Executive to terminate this Agreement for Cause, (b) thirty (30) days following receipt by Executive of written notice by the Company to Executive to terminate this Agreement without Cause, or (c) thirty (30) days following receipt by the Company of written notice by Executive to terminate this Agreement, for any reason.  For the purpose of this Agreement the term “Cause” shall mean:

A)

As to Executive:

i)

Executive is unable to provide the Services as set forth herein for ninety (90) consecutive business days because of illness, accident, or other incapacity;

ii)

Executive willfully breaches or neglects the duties reasonably requested by a majority of the members of the Company’s Board of Directors; or

iii)

Executive breaches a material term of this Agreement and fails to cure upon reasonable notice from the Board; or

iv)

Executive files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

v)

Executive is convicted of or enters a plea of guilty or nolo contendere to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty.

B)

As to the Company:

i)

If the Company breaches this Agreement or fails to (1) make any payments to Executive of the Annual Compensation as set forth in Paragraph 2,  or any other fees as required pursuant to this Agreement, or (2) provide information requested by Executive in the course of providing the Services; or

ii)

If the Company ceases business, or

iii)

At the option of the Executive, if the Company sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or sells substantially all of its assets to another corporation, entity or individual; or

iv)

If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business, or if either the Company makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or

v)

If any of the disclosures made by the Company herein, or subsequent hereto, are determined to be materially false or misleading.

In the event this Agreement is terminated prior to the expiration of the Term of Service by the Company:

For Cause, the Company agrees to pay all remuneration owed to Executive through the date of termination and to pay all expenses due.

Without Cause, the Company agrees to pay in cash one year compensation plus $700/bus sold in that year.  To pay all and any expenses due to the Executive through the date of termination.

In the event this Agreement is terminated prior to the expiration of the Term of Service by the Executive, the Company agrees to pay all remuneration owed to Executive through the date of termination and to pay all expenses due.

9.

Representations and Warranties of the Company

The Company represents and warrants to Executive that:

A)

Corporate Existence.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and California, with power to own property and carry on its business as it is now being conducted.

B)

No Conflict.  This Agreement has been duly authorized by all necessary corporate action of NCI and GACR. The Agreement has been duly executed by the Company and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which the Company is a party or to which the Company is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which the Company is subject.

C)

Full Disclosure.  The information concerning the Company provided to Executive pursuant to this Agreement is, to the best of the Company's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Further, information regarding the Parent Company’s (GACR) financial condition, historical share prices and trading volume, and corporate history can be found at www.otcmarkets.com.

D)

Date of Representations and Warranties.  Each of the representations and warranties of the Company set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

10.

Miscellaneous

A)

Authority.  Executive and those executing this Agreement on behalf of the Company represent that they are duly authorized to do so, and that each has taken all requisite action required by law or otherwise to properly allow such signatories to execute this Agreement.

B)

Subsequent Events.  Executive and the Company each agree to notify the other parties if, subsequent to the date of this Agreement, one of the parties incurs obligations which could compromise its efforts and obligations under this Agreement.

C)

Amendment.  This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

D)

Further Actions and Assurances.  At any time and from time to time, each party hereto agrees, at its expense, to take such action and to execute and deliver documents as may be reasonably requested or necessary to effectuate the purposes of this Agreement.

E)

Waiver.  Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

F)

Assignment.  Neither this Agreement nor any right created by it shall be assignable by any party hereto without the prior written consent of the other parties.

G)

Notices.  Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party when deposited for transmittal by certified or registered mail, postage prepaid, or when sent by facsimile, “email” or other electronic transmission with proof of delivery, addressed as follows:

To the Company:

Newport Coachworks, Inc.

21264 Via Verde Drive

Covina, California 91724

With Copy To:

            Green Automotive Company

          23 Corporate Plaza, Suite 150

          Newport Beach, California 92660

          Telephone: 1.877.

          Facsimile:   1.310.

          Email: Info@usaelectricauto.com

To Executive:

Carter Reed

21264 Via Verde Drive

Covina, California 91724

Telephone: [______________]

Facsimile:

Email: cjread50@hotmail.com

or to such other person or address designated in writing subsequent to the date hereof by the Company or Executive to receive notices.

H)

Headings.  The sections and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

I)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby.  In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the County of Orange, State of California.  In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the actual expenses of its attorneys) in bringing or defending against such action.

J)

Termination of Any Prior Agreements.  Effective the date hereof all rights of the Company and Executive related to any other agreement entered into between the Company and Executive prior to the Effective Date hereof, whether written or oral, is hereby terminated.

K)

Time is of the Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

L)

Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

M)

Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist.  No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

N)

Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

O)

Counterparts: Facsimile. An original of this Agreement may be executed simultaneously in three or more executed facsimile, telecopy or other electronic reproductive counterparts, each of which shall be deemed an original, or facsimile, telecopy or other electronic reproductive counterparts, shall constitute one and the same instrument, and delivery of such shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

P)

Consolidation or Merger.  Subject to the provisions hereof, in the event of a sale of the stock, or substantially all of the stock of the Company, or consolidation or merger of the Company with or into another corporation or entity, or the sale of substantially all of the operating assets of the Company to another corporation, entity or individual, the Company’s rights and obligations under this Agreement shall be deemed to have been acquired and assumed by such successor-in-interest; provided, however, that in no event shall the rights, duties and services of Executive  provided for herein, or the responsibilities, authority or powers commensurate therewith, change or be prejudiced in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

[signature page follows immediately hereafter]

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first written above.

“Company”

Newport Coach Works, Inc.

a California corporation

By:  /s/ Carter Read

       Name:

       Title:

“Executive”

Carter Reed

an individual

/s/ Carter Read

Carter Reed